[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE QUASAR INSTITUTIONAL FUND

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1998 THROUGH FEBRUARY 28, 1999
                                                                         Total     % of
                                                              Shares     Shares    Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered   Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)     By Group Purchased From         02/28/99
Ticketmaster Online       12/02/98 500      0.00%    $14.00   121,700    7,000     1.74%    Nationsbanc            0
NVIDIA Corp.              01/21/99 100      0.00%    $12.00   16,600     3,500     0.47%    Morgan Stanley         0
Verticalnet               02/11/99 200      0.00%    $16.00   28,300     3,500     0.81%    Lehman Brothers        0
Serena Software           02/12/99 600      0.00%    $13.00   69,100     6,000     1.15%    Lewco Securities       0
Webtrends                 02/19/99 200      0.00%    $13.00   25,400     3,500     0.73%    Dain Rauchser          0
PC Order.Com              02/25/99 200      0.00%    $21.00   25,300     2,200     1.15%    Goldman Sachs          200

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1999 THROUGH APRIL 30, 1999
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered   Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)     By Group Purchased From         04/30/99
Cinar Corp.               03/04/99 10,400   0.00%    $20.00   494,800    7,000     7.07%    Furman Selz            14,000
Novoste Corp.             03/15/99 2,100    0.00%    $20.00   99,100     2,400     4.19%    Morgan Stanley         16,200
Ivillage Inc.             03/18/99 200      0.00%    $24.00   33,500     3,650     0.92%    Goldman Sachs          0
Cheap Tickets             03/19/99 100      0.00%    $15.00   22,600     3,500     0.65%    William Blair          0
Autoweb.Com               03/22/99 300      0.00%    $14.00   54,000     5,000     1.08%    CS First Boston        0
Onemain.Com               03/25/99 300      0.00%    $22.00   56,600     8,500     0.67%    BT Alex Brown          0
Autobytel.Com             03/26/99 200      0.00%    $23.00   41,800     4,500     0.93%    BT Alex Brown          0
MKS Instruments Inc.      03/29/99 10,100   0.00%    $14.00   595,400    6,500     9.16%    Nationsbanc            11,800
Ziff-Davis Inc.           03/30/99 700      0.00%    $19.00   136,600    10,000    1.37%    Goldman Sachs          0
Beyond.Com                04/08/99 3,800    0.00%    $35.00   198,200    4,000     4.96%    CS First Boston        0
I Turf                    04/09/99 200      0.00%    $22.00   37,300     4,200     0.89%    BT Alex Brown          0
Worldgate Communications, 04/15/99 300      0.00%    $21.00   62,000     5,000     1.24%    Gerald Klauer          0
Proxicom                  04/20/99 300      0.00%    $13.00   52,400     4,500     1.16%    BT Alex Brown          0
Launch Media              04/23/99 100      0.00%    $22.00   29,000     3,400     0.85%    Lewco Securities       0
Republic Services         04/27/99 20,900   0.00%    $16.88   6,499,200  100,000   6.50%    Merrill Lynch          0
Applied Theory Corporation04/29/99 200      0.00%    $16.00   41,800     4,500     0.93%    Bear Stearns           0

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.